Exhibit 99.1

QuinStreet Reports Fiscal Fourth Quarter and FY2023 Result

•
Quarterly revenue of $130 million, exceeding outlook
•
Continued strong performance in non-insurance client verticals
•
Continued disciplined margin and expense management
•
Solidly cash flow positive, strong balance sheet, no bank debt

FOSTER CITY, CA – August 9, 2023 – QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketplaces and technologies for the financial services and home services industries, today announced financial results for the fiscal fourth quarter and fiscal year ended June 30, 2023.

For the fiscal fourth quarter, the Company reported revenue of $130.3 million, down 11% year-over-year.

GAAP net loss for the fiscal fourth quarter was $(55.9) million, or ($1.03) per diluted share. Adjusted net loss for the fiscal fourth quarter was $(0.5) million, or $(0.01) per diluted share.

Adjusted EBITDA for the fiscal fourth quarter was $1.8 million.

For full fiscal year 2023, the Company reported revenue of $580.6 million, approximately flat year-over-year.

GAAP net loss for fiscal year 2023 was $(68.9) million, or ($1.28) per share. Adjusted net income for fiscal year 2023 was $7.3 million or $0.13 per diluted share.

Adjusted EBITDA for fiscal year 2023 was $16.7 million.

For the fiscal fourth quarter, the Company generated $18.0 million in operating cash flow and closed the year with $73.7 million in cash and cash equivalents and no bank debt.

“We said last quarter that we would continue to make great progress broadening our footprint and delivering good results in non-insurance client verticals. We did that in fiscal Q4,” commented Doug Valenti, CEO of QuinStreet. “Non-insurance client vertical revenue grew at a strong double-digit rate, and we expect those businesses to grow at strong double-digit rates for the foreseeable future. These are enormous market opportunities. We also said last quarter that we would stay prepared to take full advantage of the return of auto insurance client spending when it comes. Our technology, products, and competitive position in auto insurance have never been better. We expect excellent operating leverage and financial inflection when auto insurance client budgets return. Finally, we said last quarter that we would maintain a strong financial foundation. And we did. Through continued margin and expense discipline, we generated solidly positive adjusted EBITDA and good cash flow in fiscal Q4, improving our already strong balance sheet.”

“Moving to our outlook, for full fiscal year 2024, which began in July, we continue to expect that revenue and adjusted EBITDA will grow at double-digit rates year-over-year driven mainly by continued momentum in non-insurance client verticals. We expect a significant positive inflection in auto insurance client spending to begin in January. We will also, of course, maintain our strong balance sheet.”

“For fiscal Q1, we expect revenue to be between $120 and $125 million and adjusted EBITDA to be approximately break-even.”

“Our longer-term outlook has never been better. We expect double-digit annual revenue growth rates due to continued strong performance in non-insurance businesses alone. Revenue from non-insurance businesses grew 26% in FY23 to over $367 million, and has grown organically at a compound annual rate of 19% over the past three years. We also expect insurance revenue to be up and to the right, eventually returning to and exceeding prior peak levels. We expect adjusted EBITDA to grow faster than revenue, eventually exceeding a 10% margin,” concluded Valenti.

Conference Call Today at 2:00 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:00 p.m. PT. To access the conference call dial +1 888-886-7786 (domestic) or +1 416-764-8658 (international). A replay of the conference call will be available beginning approximately two hours after the completion of the call by dialing +1 844-512-2921 (domestic) or +1 412-317-6671 (international) and using passcode #65611073. The webcast of the conference call will be available live and via replay on the investor relations section of the Company's website at http://investor.quinstreet.com.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is a leader in performance marketplaces and technologies for the financial services and home services industries. QuinStreet is a pioneer in delivering online marketplace solutions to match searchers with brands in digital media, and is committed to providing consumers with the information and tools they need to research, find and select the products and brands that meet their needs.

Non-GAAP Financial Measures and Definitions of Client Verticals

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net (loss) income, adjusted diluted net (loss) income per share and free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as net loss less provision for (benefit from) income taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other (income) expense, net, acquisition and divestiture costs, contingent consideration adjustment, litigation settlement expense, tax settlement expense, and restructuring costs. The term "adjusted net (loss) income" refers to a financial measure that we define as net loss adjusted for amortization expense, stock-based compensation expense, acquisition and divestiture costs, contingent consideration adjustment, litigation settlement expense, tax settlement expense, tax valuation allowance, and restructuring costs, net of estimated taxes. The term "adjusted diluted net (loss) income per share" refers to a financial measure that we define as adjusted net (loss) income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. The term “normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net (loss) income and adjusted diluted net (loss) income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company's operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, (vi) it is an element of certain financial covenants under our historical borrowing arrangements, and (vii) it is a factor that assists investors in the analysis of ongoing operating trends. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as litigation settlement expense, tax settlement expense, acquisition and divestiture costs, contingent consideration adjustment, restructuring costs and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

With respect to our adjusted EBITDA guidance, the Company is not able to provide a quantitative reconciliation to the most directly comparable GAAP financial measure without unreasonable efforts due to the high variability, complexity and low visibility with respect to certain items such as taxes, and income and expense from changes in fair value of contingent consideration from acquisitions. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

Adjusted net (loss) income and adjusted diluted net (loss) income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, and contingent consideration adjustment), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and cash receipts and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. We believe that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as "estimate", "will”, "believe", “expect”, "intend", “outlook”, "potential", “promises” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company's anticipated financial results, growth and strategic and operational plans. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to maintain and increase client marketing spend; the Company's ability, whether within or outside the Company’s control, to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers' websites into client prospects in a cost-effective manner; the Company's exposure to data privacy and security risks; the impact from risks and uncertainties relating to the COVID-19 pandemic and its aftermath; the impact of changes in industry standards and government regulation including, but not limited to investigation enforcement activities or regulatory activity by the Federal Trade Commission, the Federal Communications Commission, the Consumer Finance Protection Bureau and other state and federal regulatory agencies; the impact of changes in our business, our industry, and the current economic and regulatory climate on the Company’s quarterly and annual results of operations; the Company's ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to protect our intellectual property rights; and the impact from risks relating to counterparties on the Company's business. More information about potential factors that could affect the Company's business and financial results are contained in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission ("SEC"). Additional information will also be set forth in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2023, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Robert Amparo

(347) 223-1682

ramparo@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	June 30,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$73,677	$96,439
Accounts receivable, net	67,748	81,429
Prepaid expenses and other assets	9,779	4,924
Total current assets	151,204	182,792
Property and equipment, net	16,749	9,311
Operating lease right-of-use assets	3,536	6,801
Goodwill	121,141	121,141
Other intangible assets, net	38,700	49,696
Deferred tax assets, noncurrent	—	44,220
Other assets, noncurrent	5,825	5,948
Total assets	$337,155	$419,909
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$37,926	$42,410
Accrued liabilities	44,010	54,459
Deferred revenue	9	341
Other liabilities	7,875	12,369
Total current liabilities	89,820	109,579
Operating lease liabilities, noncurrent	1,261	3,858
Other liabilities, noncurrent	16,273	20,472
Total liabilities	107,354	133,909
Stockholders' equity:
Common stock	54	53
Additional paid-in capital	329,093	316,422
Accumulated other comprehensive loss	(266)	(261)
Accumulated deficit	(99,080)	(30,214)
Total stockholders' equity	229,801	286,000
Total liabilities and stockholders' equity	$337,155	$419,909

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net revenue	$130,312	$146,502	$580,624	$582,099
Cost of revenue (1)	119,713	134,742	532,101	528,368
Gross profit	10,599	11,760	48,523	53,731
Operating expenses: (1)
Product development	7,061	6,911	28,893	21,906
Sales and marketing	2,891	3,269	12,542	11,042
General and administrative	5,985	3,742	27,904	25,501
Operating loss	(5,338)	(2,162)	(20,816)	(4,718)
Interest income	231	3	296	10
Interest expense	(164)	(258)	(790)	(1,075)
Other (expense) income, net	(8)	(30)	(52)	21
Loss before income taxes	(5,279)	(2,447)	(21,362)	(5,762)
(Provision for) benefit from income taxes	(50,612)	(2,495)	(47,504)	514
Net loss	$(55,891)	$(4,942)	$(68,866)	$(5,248)

Net loss per share:
Basic	$(1.03)	$(0.09)	$(1.28)	$(0.10)
Diluted	$(1.03)	$(0.09)	$(1.28)	$(0.10)

Weighted average shares used in computing net loss per share:
Basic	54,196	54,342	53,799	54,339
Diluted	54,196	54,342	53,799	54,339

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$1,685	$2,896	$7,923	$7,475
Product development	655	1,078	2,880	2,575
Sales and marketing	328	901	2,298	2,378
General and administrative	63	1,741	5,685	6,078

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2023	2022	2023	2022
Cash Flows from Operating Activities
Net loss	$(55,891)	$(4,942)	$(68,866)	$(5,248)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,151	4,302	19,155	16,961
Provision for sales returns and doubtful accounts receivable	1,848	202	2,745	581
Stock-based compensation	2,731	6,616	18,786	18,506
Revaluation adjustment of contingent liability	—	(3,624)	—	(926)
Non-cash lease expense	(259)	(291)	(1,081)	(1,043)
Deferred income taxes	50,474	2,028	47,214	(791)
Other adjustments, net	(3)	125	(149)	482
Changes in assets and liabilities:
Accounts receivable	36,011	(4,229)	10,936	5,543
Prepaid expenses and other current assets	(997)	1,409	(4,802)	3,003
Other assets, noncurrent	145	121	124	(788)
Accounts payable	(3,208)	2,564	(4,770)	(2,885)
Accrued liabilities	(18,041)	3,153	(7,122)	(5,031)
Deferred revenue	9	257	(332)	308
Net cash provided by operating activities	17,970	7,691	11,838	28,672
Cash Flows from Investing Activities
Capital expenditures	(1,024)	(466)	(3,062)	(2,842)
Business acquisitions, net of cash acquired	—	(797)	—	(1,797)
Internal software development costs	(3,446)	(1,188)	(11,942)	(4,672)
Other investing activities	(1)	—	(121)	86
Net cash used in investing activities	(4,471)	(2,451)	(15,125)	(9,225)
Cash Flows from Financing Activities
Proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	14	582	3,219	1,854
Payment of withholding taxes related to release of restricted stock, net of share settlement	(645)	(776)	(5,389)	(7,342)
Post-closing payments and contingent consideration related to acquisitions	(1,235)	(2,800)	(11,643)	(12,559)
Repurchase of common stock	(915)	(15,268)	(5,646)	(15,268)
Net cash used in financing activities	(2,781)	(18,262)	(19,459)	(33,315)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2)	(3)	(15)	(12)
Net increase (decrease) in cash, cash equivalents and restricted cash	10,716	(13,025)	(22,761)	(13,880)
Cash, cash equivalents and restricted cash at beginning of period	62,976	109,478	96,453	110,333
Cash, cash equivalents and restricted cash at end of period	$73,692	$96,453	$73,692	$96,453
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$73,677	$96,439	$73,677	$96,439
Restricted cash included in other assets, noncurrent	15	14	15	14
Total cash, cash equivalents and restricted cash	$73,692	$96,453	$73,692	$96,453

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED NET (LOSS) INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net loss	$(55,891)	$(4,942)	$(68,866)	$(5,248)
Amortization of intangible assets	2,661	2,808	11,115	11,581
Stock-based compensation	2,731	6,616	18,786	18,506
Acquisition and divestiture costs	70	2	102	519
Contingent consideration adjustment	—	(3,624)	—	(926)
Litigation settlement expense	—	(62)	6	34
Tax settlement expense	(794)	—	(755)	516
Restructuring costs	28	12	212	138
Tax valuation allowance	51,922	—	51,922	—
Tax impact after non-GAAP items	(1,241)	1,149	(5,254)	(5,627)
Adjusted net (loss) income	$(514)	$1,959	$7,268	$19,493

Adjusted diluted net (loss) income per share	$(0.01)	$0.04	$0.13	$0.35

Weighted average shares used in computing adjusted diluted net (loss) income per share	54,196	54,934	54,978	55,481

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net loss	$(55,891)	$(4,942)	$(68,866)	$(5,248)
Interest and other (income) expense, net	(59)	285	546	1,044
Provision for (benefit from) income taxes	50,612	2,495	47,504	(514)
Depreciation and amortization	5,151	4,302	19,155	16,961
Stock-based compensation	2,731	6,616	18,786	18,506
Acquisition and divestiture costs	70	2	102	519
Contingent consideration adjustment	—	(3,624)	—	(926)
Litigation settlement expense	—	(62)	6	34
Tax settlement expense	(794)	—	(755)	516
Restructuring costs	28	12	212	138
Adjusted EBITDA	$1,848	$5,084	$16,690	$31,030

QUINSTREET, INC.

RECONCILIATION OF CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$17,970	$7,691	$11,838	$28,672
Capital expenditures	(1,024)	(466)	(3,062)	(2,842)
Internal software development costs	(3,446)	(1,188)	(11,942)	(4,672)
Free cash flow	$13,500	$6,037	$(3,166)	$21,158
Changes in operating assets and liabilities	(13,919)	(3,275)	5,965	(150)
Normalized free cash flow	$(419)	$2,762	$2,799	$21,008

QUINSTREET, INC.

DISAGGREGATION OF REVENUE

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net revenue:
Financial Services	$75,203	$100,762	$379,723	$417,110
Home Services	53,137	44,295	193,133	158,805
Other Revenue	1,972	1,445	7,768	6,184
Total net revenue	$130,312	$146,502	$580,624	$582,099